Exhibit 99.1

VAALCO ENERGY, INC. REGAINS COMPLIANCE WITH NYSE CONTINUED LISTING STANDARDS

HOUSTON – July 8, 2020 – VAALCO Energy, Inc. (NYSE: EGY, LSE:EGY) today announced that it has received notification from the New York Stock Exchange (“NYSE”) that the Company has regained full compliance with all of the NYSE’s continued listing standards, as indicated in a letter delivered to the Company on July 1, 2020. As previously announced, on April 22, 2020, the Company was notified by the NYSE that the price of its common stock had  fallen below the NYSE requirement that the average closing price of a listed company’s common stock not be less than $1.00 per share for a period of over 30 consecutive trading days.  The Company is now in compliance with this requirement, and the Company’s common stock continues to trade without interruption on both the NYSE and LSE.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 116 million barrels of crude oil and of which the Company is the operator.

For further information:

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website: Cary Bounds, CEO / Elizabeth Prochnow, CFO	www.vaalco.com

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Canaccord Genuity (Corporate Broker)	+44 (0) 207 523 8000

Henry Fitzgerald-O’Connor / James Asensio

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements may include statements related to the impact of the COVID-19 pandemic, including the recent sharp decline in the global demand for oil and the resulting steep decline in oil prices, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future acquisitions, capital expenditures, future drilling plans, prospect evaluations, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, expectations regarding processing facilities, production, sales and financial projections and reserve growth.  These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control.  These risks include, but are not limited to, crude oil and natural gas price volatility, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.